UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2023

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 14, 2022, Cincinnati Bell Inc. (the “Company”) filed a Current Report on Form 8-K to report the retirement of Thomas Simpson, the Company’s Chief Operating Officer, which was subsequently amended by Amendment 1 to Form 8-K (Form 8-K/A) filed on March 13, 2023 to report that Mr. Simpson’s retirement would be effective on April 1, 2023 (the Form 8-K, as amended by Amendment No. 1, is referred to as the “Current Report”).

This Amendment No. 2 to Form 8-K is being filed to further amend the Current Report to report that, in connection with Mr. Simpson’s retirement and the termination of his employment agreement with the Company, he and the Company entered into a Release of Claims dated March 27, 2023 pursuant to which Mr. Simpson agreed that he would separate from employment with the Company effective March 31, 2023 and provided the Company with a customary release of any employment claims. The Release of Claims also provided that Mr. Simpson would receive a lump sum payment of $1,000,000, in addition to the $954,810 in severance and $28,314 in lieu of basic benefits payable under his employment agreement.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	April 2, 2024	By:	/s/ Mary E. Talbott
Name: Mary E. Talbott Title: Chief Legal Officer